Exhibit (j)(1)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 98 to the Registration Statement on Form N-1A for the Eaton Vance Mutual Funds Trust ("Registration Statement") of our report dated February 24, 2004, relating to the financial statements and supplementary data of the Government Obligations Portfolio, which appears in the December 31, 2003 Annual Report of the Government Obligations Portfolio, and of our report dated November 24, 2004, relating to the financial statements and supplementary date of the Boston Income Portfolio, which appears in the September 30, 2004 Annual Report of the Boston Income Portfolio, each of which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Other Service Providers" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
December 6, 2004